================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): SEPTEMBER 3, 1999

                            THE TIMES MIRROR COMPANY
             (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                     1-13492               95-4481525
  (State or Other Jurisdiction of     (Commission File        (IRS Employer
          Incorporation)                  Number)           Identification No.)


         TIMES MIRROR SQUARE
       LOS ANGELES, CALIFORNIA                                      90053
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's Telephone Number, Including Area Code: (213) 237-3700

================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                                  INTRODUCTION

         On September 3, 1999, The Times Mirror Company (the "Company") announced its decision to sell four of its non-core businesses (the "Proposed Sales") in order to concentrate on its core strengths in newspapers, flight information, and magazines. In addition, the Company announced that it had consummated a transaction with its largest shareholders, Chandler Trust No. 1 and Chandler Trust No. 2 (collectively, the "Chandler Trusts"). The transaction with the Chandler Trusts (the "Transaction") effectively accelerated and augmented the Company's previously announced stock purchase program, by retiring
12.4 million shares of common stock and, additionally, it retired most of the Company's outstanding preferred stock, in each case for financial reporting purposes. The Proposed Sales and the Transaction are expected to have a positive impact on the Company's operating performance and earnings per share.

                               THE PROPOSED SALES

         Over the past few years, the Company has divested certain companies that were not strategically aligned with the Company's core businesses. In furtherance of this strategic plan, on September 3, 1999 the Company decided to sell the following businesses:

         - AchieveGlobal, a professional training company;

         - Allen Communication, an interactive software and training courseware developer;

         - The StayWell Company, a health improvement information company; and

         - The Sporting News, a sports related magazine.

         The Company has retained Goldman, Sachs & Co. to advise it on the sale of AchieveGlobal and Allen Communication. In addition, the Company has retained Salomon Smith Barney Inc. to advise it on the sale of StayWell. The Company has also retained Donaldson, Lufkin & Jenrette Securities Corporation to advise it on the sale of The Sporting News. The Company expects that the process of completing the Proposed Sales will take approximately six months.

                                 THE TRANSACTION

         The Transaction is similar in certain respects to the transaction completed by the Company and the Chandler Trusts in August 1997 (and described in the Company's Current Report on Form 8-K dated August 8, 1997). In each case, the Company's objective was to achieve and enhance the benefits associated with its stock purchase program, without reducing the public float, and thus liquidity, for the public stockholders or indirectly increasing the Chandler Trusts' voting and ownership interest. Another of the Company's objectives was to effectively retire a substantial portion of its outstanding preferred stock, in order to further improve its capital structure.

         In the Transaction, (a) the Company (including two of its subsidiaries), (b) its affiliates Eagle New Media Investments, LLC and Eagle Publishing Investments, LLC (collectively, the "Eagle Companies"), and (c) the Chandler Trusts became members of TMCT II, LLC, a new Delaware limited liability company ("LLC"), pursuant to an Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") and a Contribution Agreement (the "Contribution Agreement"), each dated as of September 3, 1999. Copies of the LLC Agreement and the Contribution Agreement are filed herewith as exhibits.

         Pursuant to the Contribution Agreement, the Company, the Eagle Companies and the Chandler Trusts (collectively, the "Members") contributed the following assets to the capital of LLC:

         (1) the Company contributed (a) preferred units issued by the operating partnerships of eight unrelated real estate investment trusts (the "OP REIT Interests"); and (b) $2.0 million in cash;

         (2) the Eagle Companies contributed a total of $633.3 million in cash (or cash equivalents);

         (3) Chandler Trust No. 1 contributed (a) 4,947,296 shares of the Company's Series A Common Stock; and (b) 2,454,984 shares of the Company's Series C Common Stock; and

         (4) Chandler Trust No. 2 contributed (a) 4,358,328 shares of the Company's Series A Common Stock; (b) 3,780,608 shares of the Company's Series C Common Stock; (c) 380,972 shares of the Company's Series C-1 Preferred Stock; and (d) 245,100 shares of the Company's Series C-2 Preferred Stock.

         In total, the Chandler Trusts contributed 15,541,216 shares of common stock and 626,072 shares of preferred stock (collectively, the "Contributed Shares"). For purposes of determining the value of the assets contributed to LLC, the Contributed Shares were valued at $1.235 billion, based on negotiations between the parties, with reference to valuations provided by their advisors. The OP REIT Interests were contributed at $600 million, the purchase price paid by the Company. The $635.3 million of cash contributed to LLC will be used by LLC to make direct and indirect investments in a variety of securities (the "Portfolio").

         LLC is the legal and beneficial owner of the Contributed Shares, the OP REIT Interests and the Portfolio. The Members will share in the cash flow, profits and losses of the various assets held by LLC as set forth in the LLC Agreement. The cash flow from the OP REIT Interests and the Portfolio will be largely allocated to the Chandler Trusts and the cash flow from the Contributed Shares will be largely allocated to the Company and the Eagle Companies. For more specific information regarding the LLC allocations, reference is made to the LLC Agreement, filed as an exhibit hereto.

         As a result of the allocations of the economic benefits in LLC, approximately 80% of the Contributed Shares will be considered treasury stock for financial reporting purposes for the life of LLC, as set forth below:


        Class and Series of                        Shares to be Treated
        Contributed Shares                         as Treasury Shares
        ------------------                         ------------------
        Series A Common Stock                      7,444,499 shares

        Series C Common Stock                      4,988,474 shares
                                                   -----------------
           Total Common                            12,432,973 shares

        Series C-1 Preferred Stock                 304,778 shares

        Series C-2 Preferred Stock                 196,080 shares
                                                   -----------------
           Total Preferred                         500,858 shares


         The shares set forth in the table above are collectively referred to herein as the "Treasury Shares."

         The effective retirement of the Treasury Shares will reduce the number of common shares outstanding for financial reporting purposes by 12.4 million shares (or 17.3% of the common shares outstanding as of August 31, 1999). Additionally, the Transaction eliminates common and preferred dividend payments on the Treasury Shares for financial reporting purposes. As a result, based on current dividend rates, total common dividends will be reduced by $9.9 million, and total preferred dividends will be reduced by $13.6 million annually for financial reporting purposes. The Company expects the foregoing changes to have a beneficial impact on its earnings per share for financial reporting purposes for a number of years.

         The Company purchased the OP REIT Interests for approximately $600 million, funded with the proceeds of a $550 million short-term bank line of credit provided by Citicorp and the Company's existing commercial paper program. The Company is considering various alternatives with respect to refinancing the short-term line of credit, which matures on November 30, 1999. Currently, the Company expects to refinance approximately $350 million of such debt with a hybrid security and to refinance the remainder with medium-term debt financing. The Company expects to use substantially all proceeds from the Proposed Sales, and any other asset dispositions, to reduce short-term debt.

                  IMPACT OF THE PROPOSED SALES AND TRANSACTION

         Item 7 hereof contains pro forma financial statements for the year ending December 31, 1998 and the six months ended June 30, 1999 reflecting AchieveGlobal, Allen Communication and StayWell (the "Discontinued Businesses") as discontinued operations and giving effect to the Transaction. The proposed sale of The Sporting News does not qualify for discontinued operations treatment and as a result has not been treated as a discontinued operation in the pro forma presentation. The pro forma financial statements contained herein have been prepared assuming that the Discontinued Businesses became discontinued operations, and that the Transaction occurred, on January 1, 1998 or June 30, 1999, as indicated therein.

         As shown in the pro forma financial statements, had the Transaction occurred, and the Discontinued Businesses been reclassified, as of January 1, 1998, diluted earnings per share for continuing operations for the year ended December 31, 1998 and the six months ended June 30, 1999 would have been $1.23 and $1.80, rather than $0.83 and $1.64, respectively. The positive impact to earnings per share for the six months ended June 30, 1999 is primarily due to the deemed reduction in the number of shares of common stock outstanding by 12.4 million shares and the effective net reduction of dividends on preferred stock. For 1998, the positive impact is primarily due to the reclassification of the net losses of the Discontinued Businesses, offset in part by the increase in net interest expense due to this Transaction.

         As a result of the Transaction, the direct equity interest of the Chandler Trusts in the Company has been reduced from 41.8% to 24.4% and their voting power has been reduced from 73.1% to 64.6%. The particulars of these changes are as follows:

         - Prior to the Transaction, the Chandler Trusts directly owned 9,305,624 shares (19.9%) of the Series A Common Stock, 20,757,246 shares (82.8%) of the Series C Common Stock, 380,972 shares (100%) of the Series C-1 Preferred Stock, and 245,100 shares (100%) of the Series C-2 Preferred Stock.

         - As a result of the Transaction, the Chandler Trusts now directly own no shares of the Series A Common Stock, 14,521,654 shares (77.1%) of the Series C Common Stock, and no shares of Preferred Stock.

         All of the pre-Transaction percentages regarding the Company's common stock set forth above are based on the number of common shares outstanding for financial reporting purposes on August 31, 1999: 72.0 million shares, consisting of 46.9 million shares of Series A Common Stock and 25.1 million shares of Series C Common Stock. The post-Transaction percentages are based on the foregoing, as adjusted to reflect the deemed reduction in number of outstanding shares resulting from the Transaction. The foregoing does not attribute to the Chandler Trusts any interest in the portion (i.e., 20%) of the shares contributed to LLC (or to the similar entity created in the 1997 transaction) that are not deemed to be retired.

                           APPROVAL OF THE TRANSACTION

         The Transaction was approved by the Board of Directors of the Company, including all of the independent members of the Board of Directors of the Company. The directors affiliated with the Chandler Trusts did not participate in the board action. Prior to taking action on the Transaction, the Board had received a recommendation from a special committee of the Board (the "Special Committee") that the Board approve the Transaction. The Special Committee, which was established in July 1999 to evaluate and make recommendations with respect to the Transaction, consisted of directors Donald R. Beall, John E. Bryson and Dr. Alfred E. Osborne, Jr. (none of whom has any family or business relationship with the Chandler family or is a member of management).

         In connection with their consideration of the Transaction, the Board of Directors and the Special Committee received opinions from Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, respectively, to the effect that, based upon and subject to the matters set forth in the opinions, the Transaction is fair to the Company from a financial point of view.

                             ADDITIONAL INFORMATION

         In connection with the Transaction, the Company announced that Thomas Unterman, Times Mirror's Executive Vice President and Chief Financial Officer, will become a principal of the general partner of TMCT Ventures, L.P., an investment fund created to invest approximately $500 million of the funds contributed to LLC in the Transaction. Mr. Unterman will retain his current position with Times Mirror until the end of 1999, at which time he will devote substantially all of his time to TMCT Ventures, L.P., although Mr. Unterman will continue to have an ongoing advisory relationship with Times Mirror, advising the Company on financial, tax and other corporate matters.

         The Company and the Chandler Trusts will each pay their own expenses (including, in the case of the Company, those of the Special Committee) with respect to the Transaction.

         The Contributed Shares will not be entitled to vote or be counted for quorum purposes at any meeting of, or with respect to any matter submitted for consent to, the stockholders of the Company. The Company will account for its investment in LLC on the equity method.

         The summaries herein of the Transaction are qualified in their entirety by reference to the LLC Agreement and the Contribution Agreement, each of which is filed as an exhibit hereto.

         The Company commenced its stock purchase plan in 1995 in conjunction with the development of its current financial strategy to create a more efficient capital structure by increasing the Company's debt-to-total capitalization ratio. Since commencing the stock purchase program, the Company and its affiliates have purchased approximately 47 million shares of its common stock from its public stockholders, at an aggregate purchase price of $2.3 billion. In addition, as a result of the Transaction and the similar 1997 transaction, the Company has retired shares held by the Chandler Trusts with a value of $1.4 billion for financial reporting purposes. After giving effect to the Transaction and board approvals relating to the same, management of the Company currently has the authority to purchase an additional 4.2 million shares of the Company's common stock.

         In connection with the Transaction, the Company also has agreed to use its reasonable best efforts (subject to certain conditions) to replace the outstanding Series C-1 and C-2 Preferred Stock (all of which is now owned by LLC) with a new Series D-1 Preferred Stock and Series D-2 Preferred Stock. The Series D-1 and D-2 Preferred Stock will be identical to the Company's existing Series C-1 and C-2 Preferred Stock, with the exception that the dividend rate on the new Series D-1 and D-2 will increase pursuant to a fixed and certain schedule. Currently, the annual dividend rate on the Series C-1 Preferred Stock and Series C-2 Preferred Stock is 5.8%, and may increase commencing in 2001 to a maximum 8.4%, based on the percentage increases, if any, in the dividends paid by the Company on its common stock. The Series D-1 and D-2 will also have a dividend rate of 5.8% until 2001, when it will begin increasing at the rate of 3.56% per year, until the dividend rate reaches the maximum rate of 8.4% (which will occur in 2012). These provisions are designed to deliver a substantially similar yield to maturity as the existing Series C-1 and C-2 Preferred Stock. As with the Series C-1 Preferred Stock and Series C-2 Preferred Stock, the new Series D-1 and D-2 Preferred Stock are convertible into Series A Common Stock in 2025 at the earliest. In addition, as with the Series C-2 Preferred Stock, the number of shares of Series A Common Stock into which the Series D-2 Preferred Stock can be converted is limited. The exchange of the preferred stock will not affect the percentage that is deemed retired as a result of the Transaction.

         The trustees of the Chandler Trusts are Gwendolyn Garland Babcock, Bruce Chandler, Camilla Chandler Frost, Douglas Goodan, William Stinehart, Jr., Judy C. Webb and Warren B. Williamson. Mrs. Babcock and Messrs. Chandler, Stinehart, and Williamson are directors of the Company. Mrs. Frost, Mrs. Webb and Mr. Goodan are relatives of certain directors of the Company. The beneficiaries of the Chandler Trusts include the trustees (other than Mr. Stinehart) and certain of their relatives including Roger Goodan, a director of the Company.

                   NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         Any forward-looking statements contained herein are subject to risks and uncertainty. There can be no assurance that these future results will be achieved. For example, there can be no assurances that the Company will be able to locate buyers for the businesses to be sold or otherwise complete the Proposed Sales or to refinance the $550 million short-term line of credit on terms and conditions that are acceptable to the Company. In addition, there can be no assurance that the expected impact of the Transaction and the Proposed Sales on operating performance or earnings per share will be achieved. Readers are cautioned that the achievement of such expectations, and other aspects of the Company's performance, could be adversely affected by a number of factors. Some of these factors are described in Note 8 to the Company's 1999 condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

      Not applicable.

(b)   PRO FORMA FINANCIAL INFORMATION

      Index to pro forma financial statements:

                                                                                            Page
                                                                                            ----
         Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1999....     9

         Unaudited Pro Forma Condensed Consolidated Statements of Income for the
           year ended December 31, 1998 and the six months ended June 30, 1999.............  11

         Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements........    13

                            THE TIMES MIRROR COMPANY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999
                                 (IN THOUSANDS)

      The unaudited pro forma condensed consolidated balance sheet has been derived from the historical consolidated balance sheet of the Company adjusted to reclassify the assets and liabilities to reflect the discontinuation of AchieveGlobal, Allen Communication and The StayWell Company as well as for the contribution of assets to TMCT II, LLC and the replacement of the Company's outstanding Series C-1 and C-2 Preferred Stock with a new Series D-1 and D-2 Preferred Stock as a result of the Transaction. The unaudited pro forma condensed consolidated balance sheet of the Company has been prepared assuming the restatement for discontinued operations and the Transaction occurred on June 30, 1999.

      The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the historical consolidated financial statements and the notes thereto for the year ended December 31, 1998, filed with the Company's Annual Report on Form 10-K for such year, and the quarter ended June 30, 1999, filed with the Company's Quarterly Report on Form 10-Q for such quarter. The unaudited pro forma condensed consolidated balance sheet is not necessarily indicative of the financial position of the Company that would have actually been obtained had the restatement for discontinued operations and the Transaction been consummated on June 30, 1999.


                                                   DISCONTINUED OPERATIONS                        LLC TRANSACTION
                                       TIMES       PRO FORMA  ADJUSTMENTS     DISCONTINUED     PRO FORMA ADJUSTMENTS
                                       MIRROR     ------------------------     OPERATIONS   --------------------------  TRANSACTION
                                     HISTORICAL     DEBIT         CREDIT       PRO FORMA       DEBIT          CREDIT     PRO FORMA
                                    ------------  ----------    ----------    ------------  -----------    ------------ ------------
ASSETS

Cash and cash equivalents........     $  812,697               $  1,932(a)     $  810,765                   $635,252(e)
                                                                                                              16,000(f)  $  159,513
Accounts receivable, net.........        362,077                 36,708(a)        325,369                                   325,369
Net assets of discontinued
  operations.....................              -  $189,356(a)                     189,356                                   189,356
Other current assets.............        186,951                 23,809(a)        163,142                                   163,142
                                      ----------                               ----------                                 ---------
    Total current assets.........      1,361,725                                1,488,632                                   837,380
Property, plant and
  equipment, net.................        934,553                 11,986(a)        922,567                                   922,567
Goodwill, net....................        665,376                 58,521(a)        606,855                                   606,855
Investment in TMCT II, LLC.......              -                                        -   $1,235,252(e)    988,202(f)     247,050
OP REIT interests................              -                                        -      600,000(d)    600,000(e)           -
Other noncurrent assets..........      1,261,489                 87,595(a)      1,173,894                                 1,173,894
                                      ----------                               ----------                                ----------
Total assets.....................     $4,223,143                               $4,191,948                                $3,787,746
                                      ==========                               ==========                                ==========

                            THE TIMES MIRROR COMPANY
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)
                                  JUNE 30, 1999
                                 (IN THOUSANDS)


                                                        DISCONTINUED
                                                         OPERATIONS                            LLC TRANSACTION
                                         TIMES      PRO FORMA ADJUSTMENTS   DISCONTINUED    PRO FORMA ADJUSTMENTS
                                         MIRROR     ---------------------    OPERATIONS   --------------------------   TRANSACTION
                                       HISTORICAL     DEBIT       CREDIT     PRO FORMA        DEBIT        CREDIT       PRO FORMA
                                      -----------   ----------   --------   ------------  -----------    -----------   ------------
LIABILITIES AND SHAREHOLDERS'
  EQUITY

Current liabilities.................  $   935,888   $24,147(a)              $   911,741                                $   911,741
Noncurrent liabilities..............    1,013,770     7,048(a)                1,006,722                                  1,006,722
Long-term debt......................      956,108                               956,108                   $600,000(d)    1,556,108
                                      -----------                           -----------                                -----------
    Total liabilities...............    2,905,766                             2,874,571                                  3,474,571

Common stock subject to put
  options...........................        8,455                                 8,455                                      8,455

Shareholders' equity
   Series A preferred stock.........      411,784                               411,784                                    411,784
   Series C-1 preferred stock.......      190,486                               190,486   $190,486(g)                            -
   Series C-2 preferred stock.......      122,550                               122,550    122,550(g)                            -
   Series D-1 preferred stock.......            -                                     -                    190,486(g)      190,486
   Series D-2 preferred stock.......            -                                     -                    122,550(g)      122,550
   Series A common stock............       87,033                                87,033                      6,236(f)       93,269
   Series C common stock............       25,087                                25,087      6,236(f)                       18,851
   Additional paid-in capital.......    1,295,657                             1,295,657                                  1,295,657
   Retained earnings................    1,709,217                             1,709,217                                  1,709,217
   Accumulated other
    comprehensive income............        9,662                                 9,662                                      9,662
   Less treasury stock, at cost.....   (2,542,554)                           (2,542,554) 1,004,202(f)                   (3,546,756)
                                      ------------                          ------------                               ------------
    Total shareholders' equity......    1,308,922                             1,308,922                                    304,720
                                      -----------                           -----------                                -----------
Total liabilities and
  shareholders' equity..............  $ 4,223,143                           $ 4,191,948                                $ 3,787,746
                                      ===========                           ===========                                ===========

                            THE TIMES MIRROR COMPANY
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

      The unaudited pro forma condensed consolidated statements of income of the Company have been derived from the historical consolidated statements of income of the Company adjusted to reclassify the results of operations to reflect the discontinuation of AchieveGlobal, Allen Communication and The StayWell Company as well as changes to interest income and expense, equity income, income taxes, preferred dividend requirements and weighted average shares expected to result from the Transaction. The unaudited pro forma condensed consolidated statements of income of the Company have been prepared assuming that restatement for discontinued operations and the Transaction occurred on January 1, 1998.

      The unaudited pro forma condensed consolidated statements of income should be read in conjunction with the historical consolidated financial statements and the notes thereto for the year ended December 31, 1998, filed with the Company's Annual Report on 10-K for such year, and the quarter ended June 30, 1999, filed with the Company's Quarterly Report on Form 10-Q for such quarter. The unaudited pro forma condensed consolidated statements of income are not necessarily indicative of the financial results of the Company that would have actually been obtained had the restatement for discontinued operations and the Transaction been consummated on January 1, 1998.

                                                                           YEAR ENDED DECEMBER 31, 1998
                                     ----------------------------------------------------------------------------------------------
                                                    DISCONTINUED OPERATIONS                      LLC TRANSACTION
                                        TIMES        PRO FORMA ADJUSTMENTS     DISCONTINUED   PRO FORMA ADJUSTMENTS
                                        MIRROR      ------------------------    OPERATIONS   ------------------------    TRANSACTION
                                      HISTORICAL       DEBIT        CREDIT      PRO FORMA       DEBIT        CREDIT       PRO FORMA
                                     ------------   -----------   ----------   ------------  ----------    ----------    -----------
Revenues...........................   $3,009,085    $225,097(b)                 $2,783,988                               $2,783,988
Costs and expenses..................   2,796,522                  $260,332(b)    2,536,190                                2,536,190
                                      ----------                                ----------                               ----------
Operating profit....................     212,563                                   247,798                                  247,798
Interest expense....................     (76,154)                    7,879(b)      (68,275)   $42,000(h)                   (110,275)
Interest income.....................      40,153         473(b)                     39,680     33,539(i)                      6,141
Equity income (loss)................      (8,191)                                   (8,191)                 $17,170(j)        8,979
Other, net..........................      32,481                     1,511(b)       33,992                                   33,992
                                      ----------                                ----------                               ----------
Income from continuing operations
  before income tax provision.......     200,852                                   245,004                                  186,635
Income tax provision................     107,438       3,507(b)                    110,945                   23,785(k)       87,160
                                      ----------                                ----------                               ----------
Income from continuing
  operations........................      93,414                                   134,059                                   99,475
Discontinued operations:
   Income (loss) from operations,
    net of income taxes.............       7,238      40,645(b)                    (33,407)                                 (33,407)
   Net gain on disposal, net of
    income taxes....................   1,316,686                                 1,316,686                                1,316,686
                                      ----------                                ----------                               ----------
Net income..........................   1,417,338                                 1,417,338                                1,382,754
Preferred dividend requirements.....      21,697                                    21,697      4,414(l)     18,056(m)        8,055
                                      ----------                                ----------                               ----------
Earnings applicable to common
  shareholders......................  $1,395,641                                $1,395,641                               $1,374,699
                                      ==========                                ==========                               ==========
Basic earnings per common share:
   Continuing operations............  $      .85                                $     1.32                               $     1.26
   Discontinued operations..........       15.61                                     15.14                                    17.73
                                      ----------                                ----------                               ----------
Basic earnings per share............  $    16.46                                $    16.46                               $    18.99
                                      ==========                                ==========                               ==========
Diluted earnings per common
  share:
   Continuing operations............  $      .83                               $      1.29                               $     1.23
   Discontinued operations..........       15.23                                     14.77                                    17.22
                                      ----------                               -----------                               ----------
Diluted earnings per share..........  $    16.06                               $     16.06                               $    18.45
                                      ==========                               ===========                               ==========
Weighted average shares:
   Basic............................      84,814                                    84,814                   12,433(n)       72,381
   Diluted..........................      86,928                                    86,928                   12,433(n)       74,495


                            THE TIMES MIRROR COMPANY
  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 SIX MONTHS ENDED JUNE 30, 1999
                                       -------------------------------------------------------------------------------------------
                                                    DISCONTINUED OPERATIONS                    LLC TRANSACTION
                                         TIMES       PRO FORMA ADJUSTMENTS    DISCONTINUED   PRO FORMA ADJUSTMENT
                                         MIRROR     -----------------------    OPERATIONS   -----------------------    TRANSACTION
                                       HISTORICAL      DEBIT       CREDIT      PRO FORMA       DEBIT        CREDIT      PRO FORMA
                                       ----------   ----------   ----------   ------------  ----------    ---------    -----------
Revenues............................   $1,547,315   $94,357(b)                 $1,452,958                               $1,452,958
Costs and expenses..................    1,319,228                $92,080(b)     1,227,148                                1,227,148
                                       ----------                              ----------                               ----------
Operating profit....................      228,087                                 225,810                                  225,810
Interest expense....................      (43,710)                 3,172(b)       (40,538)   $21,000(h)                    (61,538)
Interest income.....................       24,117       308(b)                     23,809     16,770(i)                      7,039
Equity income (loss)................       (3,183)                                 (3,183)                $ 8,585(j)         5,402
Other, net..........................       25,097                    104(b)        25,201                                   25,201
                                       ----------                              ----------                               ----------
Income from continuing operations
  before income tax provision.......      230,408                                 231,099                                  201,914
Income tax provision................       96,281       210(b)                     96,491                  11,893(k)        84,598
                                       ----------                              ----------                               ----------
Income from continuing
  operations........................      134,127                                 134,608                                  117,316
Loss from discontinued
  operations, net of income taxes...            -       481(b)                       (481)                                    (481)
                                       ----------                              ----------                               ----------
Net income..........................      134,127                                 134,127                                  116,835
Preferred dividend requirements.....       10,848                                  10,848      2,207(l)     9,028(m)         4,027
                                       ----------                              ----------                               ----------
Earnings applicable to common
  shareholders......................   $  123,279                              $  123,279                               $  112,808
                                       ==========                              ==========                               ==========
Basic earnings (loss) per common
  share:
   Continuing operations............   $     1.70                              $     1.71                               $     1.89
   Discontinued operations..........            -                                    (.01)                                    (.01)
                                       ----------                              ----------                               ----------
Basic earnings per share............   $     1.70                              $     1.70                               $     1.88
                                       ==========                              ==========                               ==========
Diluted earnings (loss) per common
  share:
   Continuing operations............   $     1.64                              $     1.65                               $     1.80
   Discontinued operations..........            -                                    (.01)                                    (.01)
                                       ----------                              ----------                               ----------
Diluted earnings per share..........   $     1.64                              $     1.64                               $     1.79
                                       ==========                              ==========                               ==========
Weighted average shares:
   Basic............................       72,520                                  72,520                  12,433(n)        60,087
   Diluted..........................       76,972     5,533(c)                     82,505                  17,966(n)        64,539

                            THE TIMES MIRROR COMPANY
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

      (a) To reclassify the assets and liabilities of AchieveGlobal Inc., Allen Communication and The StayWell Company (the "Discontinued Businesses") to net assets of discontinued operations. On September 3, 1999, the Company decided to sell these businesses. The dispositions of these businesses are anticipated to be completed by the end of the first quarter of 2000.

      (b) To reclassify results of operations for the Discontinued Businesses from continuing operations to discontinued operations.

      (c) To adjust the weighted average shares for the Series C-1 and C-2 convertible preferred shares, which are dilutive for the pro forma diluted earnings per share calculation for the six months ended June 30, 1999 as a result of the restatement of the Discontinued Businesses. These convertible preferred shares were antidilutive for purposes of computing the historical diluted earnings per share.

      (d) To record the Company's acquisition of preferred units issued by the operating partnerships of unrelated real estate investment trusts (the "OP REIT Interests") of $600 million. The Company funded these acquisitions with the proceeds of a new $550 million short-term bank line of credit and an existing commercial paper program. The Company intends to refinance approximately $350 million with a hybrid security and $250 million with medium-term debt financing.

      (e) To record the investment by the Company and its affiliates, Eagle New Media Investments, LLC and Eagle Publishing Investments, LLC (the "Eagle Companies"), in TMCT II, LLC ("LLC"), which is comprised of the following (dollars in thousands):

               Cash and cash equivalents.....................   $  635,252
               OP REIT Interests.............................      600,000
                                                                ----------
                                                                $1,235,252
                                                                ==========

      The cash and cash equivalents contributed to LLC were provided primarily from available cash resources of the Eagle Companies.

      (f) The Chandler Trusts contributed 15,541,216 shares of common stock and 626,072 shares of preferred stock of the Company to LLC. LLC allocates to the Company and the Eagle Companies 80% of the dividends on these shares and a substantial portion of any subsequent increase or decrease in the value of these shares. As a result, the Company and the Eagle Companies are deemed to hold an economic interest in 80% of these shares held by LLC or approximately 12.4 million shares of common stock and 501,000 shares of preferred stock. These shares will be reported as treasury stock in the Company's consolidated balance sheet. The cost of the treasury shares is based upon 80% of the value of the common and preferred stock contributed by the Chandler Trusts or $988.2 million in addition to approximately $16 million in estimated transaction costs. In connection with the Transaction and pursuant to the terms of the Company's Restated Certificate of Incorporation, the Series C Common Stock contributed to LLC by the Chandler Trusts was converted into Series A Common Stock on a share for share basis.

                            THE TIMES MIRROR COMPANY
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)

     (g) To replace the Series C-1 and C-2 Preferred Stock with new Series D-1 and D-2 Preferred Stock which the Company intends to complete in the fourth quarter of 1999. The new Series D-1 and D-2 Preferred Stock will be identical to the existing Series C-1 and C-2 Preferred Stock except that the dividend rate on the new Series D-1 and D-2 Preferred Stock will increase pursuant to a fixed and certain schedule. See also note (l), below.

     (h) To record interest expense related to the new debt, which has been calculated assuming an interest rate of 7.0%.

     (i) To record reduced interest income related to the cash and cash equivalents contributed to LLC and cash paid for transaction expenses, which has been calculated assuming an interest rate of 5.15%.

     (j) To record the Company's proportionate equity share in the LLC's income. The Company's income allocation is comprised of approximately 20% of the ordinary profits and losses from the LLC's OP REIT Interests and the fixed income and equity investments ("Portfolio"). The equity income recognized by the Company excludes the Company's proportionate share of any dividends on the Company's preferred and common stocks owned by LLC which are eliminated for financial reporting purposes. As a result, the equity income recognized by the Company is comprised of its 20% share of the OP REIT Interests and the Portfolio, which is assumed to earn a 6.95% return per year for purposes of these pro forma financial statements.

     (k) To record the income tax effect of entries (h), (i) and (j) at the Company's statutory rate of 40.75%.

     (l) To adjust the preferred dividend requirements for the net dividend differential for financial reporting purposes resulting from the planned replacement of the existing Series C Preferred Stocks with the new Series D Preferred Stocks. The new Series D Preferred Stocks have a fixed increasing dividend rate whereas the existing Series C Preferred Stocks have a minimum dividend rate with increases dependent on changes in the common dividend rate. The provisions of the new Series D Preferred Stocks are designed to deliver a substantially similar yield to maturity as the existing Series C Preferred Stocks. Although both the new and existing Preferred Stocks have a current dividend rate of 5.8%, increasing to a maximum of 8.4%, the new Series D Preferred Stocks will reflect, for financial reporting purposes, an effective dividend rate of 7.21% to account for the fixed increasing rate feature. Given the uncertainty in estimating the Series C dividend rate increases, the Series C dividends have been recorded at the current rate of 5.8%.

      (m) To eliminate the preferred dividends for 80% of the Series D-1 and D-2 Preferred Stock owned by LLC, which is reflected as treasury stock assuming the exchange of the Preferred and the Transaction occurred on January 1, 1998.

      (n) To adjust weighted average shares to eliminate 80% of the shares owned by LLC. The share adjustments are calculated assuming the Transaction occurred on January 1, 1998.

      (c) EXHIBITS

      The following exhibits are filed with this report on Form 8-K:

        Exhibit No.          Description
        -----------          -----------
            10.1             Amended and Restated Limited Liability Company
                             Agreement of TMCT II, LLC, dated September 3, 1999

            10.2 Contribution Agreement among the Company, certain subsidiaries thereof, the Eagle Companies and the Chandler Trusts, dated September 3, 1999

            99.1             Press Release regarding the Proposed Sales and the
                             Transaction, dated September 3, 1999

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE TIMES MIRROR COMPANY

                                       By: /s/ ROGER H. MOLVAR
                                           -------------------------------------
Date: September 3, 1999                    Roger H. Molvar
                                           Senior Vice President and Controller